WILLIAM LYON HOMES REPORTS SECOND QUARTER 2014 RESULTS

NEWPORT BEACH, CA—August 13, 2014--- William Lyon Homes (NYSE: WLH), a leading homebuilder in the Western U.S., announced results for its 2014 second quarter ended June 30, 2014.

2014 Second Quarter Highlights (Comparison to 2013 Second Quarter)

•	Net income available to common stockholders of $12.3 million, or $0.38 per diluted share

•	Home sales revenue of $168.2 million, up 39%

•	Average sales price (ASP) of new homes delivered of $500,500, up 43%

•	Consolidated revenue of $179.8 million, up 37%

•	Homebuilding gross margin of $39.9 million, up 66%

•	Homebuilding gross margin percentage of 23.7%, up 380 basis points

•	Adjusted homebuilding gross margin percentage of 27.2%, up 20 basis points

•	Operating income of $20.6 million, up 100%

•	Operating margin of 12.3%, up 380 basis points

•	SG&A percentage of 11.9%, improvement of 90 basis points

•	Adjusted EBITDA of $26.5 million, up 40%

•	Dollar value of orders of $195.4 million, up 27%

•	Net new home orders of 388, up 8%

•	Average sales locations of 38, up 58%

•	Dollar value of homes in backlog of $303.3 million, up 47%

•	New home deliveries of 336 homes, down 3%

On August 12, 2014, the Company completed its acquisition of the residential homebuilding business of Polygon Northwest Homes, the largest private homebuilder in the Pacific Northwest Region.
Select Preliminary Results for Polygon Northwest Homes for the Second Quarter ended June 30, 2014 prior to the acquisition include:

•	New home deliveries of 194 homes

•	Average sales price of homes delivered of $380,000

•	Total revenue of $73.8 million

•	Homebuilding gross margin percentage of 30.4%

•	Net new home orders of 219 with an associated value of $84.0 million

•	Average sales locations of 12 communities

•	At closing of the acquisition on August 12th, 4,602 lots owned or controlled

•	At closing of the acquisition on August 12th, units in backlog of 186, with a dollar value of $66.1 million

“We continued to improve our year-over-year performance across a number of operating and financial metrics, highlighted by significant increases in home sales revenue and the dollar value of orders, while also increasing our homebuilding gross margin percentage from the year ago quarter,” said William H. Lyon, Chief Executive Officer. “For the quarter ended June 30, 2014, we generated net income of $12.3 million, or $0.38 per diluted share, and operating margin of 12.3%, which is up 380 basis points. In addition, we executed on our regional growth strategy by acquiring the residential homebuilding operations of Polygon Northwest Homes, the largest private homebuilder in the Pacific Northwest. We closed the acquisition yesterday, marking our entrance into the attractive, high barrier to entry markets of Portland, Oregon and Seattle, Washington. This expands our geographic footprint and increases the scale of our existing operations within the Western region by adding approximately 4,600 lots and 12 active selling communities.”

Operating Results

Home sales revenue for the second quarter of 2014 was $168.2 million, as compared to $120.6 million in the year-ago period, an increase of 39%. The increase is driven by a 43% increase in the average sales price of homes delivered to $500,500 in the quarter, compared to $349,700 in the year-ago period. Average sales price of homes delivered increased in all of our divisions, driven by the Nevada division of 41% and Northern California division of 27%, due to price appreciation in certain communities, as well as a shift in product mix to 74% of closings to move up buyers.

Dollar value of orders was $195.4 million, an increase of 27%, from $154.2 million in the year-ago period. Net new home orders for the second quarter ended June 30, 2014 were 388, up 8% from 360 in the year-ago period. The number of net new home orders increased in each of our divisions, except for Arizona, as compared to the year ago quarter, highlighted by a 55% and 154% increase in Southern

California and Northern California, respectively. The increase in net new home orders was driven by an increase in community count to 38 average sales locations, from 24 in the year ago period, offset by a decrease in absorption from 5.0 sales per month in the year ago period to 3.4 sales per month in the current period. Absorption continues to be strong in California at 4.6 sales per month, offset by a softer market in Arizona, with 2.9 sales per month compared to 7.6 sales per month during the year-ago quarter. On a pro forma basis, including Polygon operations, net new home orders were 607 for the quarter and average sales locations were 50, with absorption of 4.0 sales per project per month.

We had 41 active selling communities as of June 30, 2014, representing an approximately 28% net increase from December 31, 2013. Upon completion of the Polygon acquisition in August 2014, the Company added 12 well-located active selling communities in the Pacific Northwest region. The Company now estimates having approximately 75 active selling communities by mid-year 2015.

The dollar value of homes in backlog increased to $303.3 million as of June 30, 2014, an increase of 47% compared to $206.8 million as of June 30, 2013. The increase was driven by a 6% increase in units in backlog to 544 from 511 in the year ago period and an increase in the average sales price of homes in backlog to $557,600, which is up 38%, from $404,600 in the year ago period, and up 11% from the averages sales price of homes closed during the quarter of $500,500. On a pro forma basis for the Polygon acquisition, as of June 30, 2014, dollar value of homes in backlog was $378.6 million, and number of homes in backlog was 754 units.

For the second quarter of 2014, net income available to common stockholders was $12.3 million, or $0.38 per diluted share, compared to $6.9 million, or $0.29 per share in the year-ago period. The increase was driven by homebuilding gross margins of 23.7%, up 380 basis points over the year-ago period and SG&A leverage improved to 11.9%, a 90 basis point improvement over the year-ago period. Adjusted homebuilding gross margin percentage was 27.2% during the second quarter of 2014, as compared to 27.0% in the year-ago period. Operating income improved to $20.6 million during the second quarter of 2014 from $10.3 million in the year-ago period, an increase of 100%.

Matthew R. Zaist, President and Chief Operating Officer stated, “We have continued to realize strong results and capitalize on favorable market conditions in certain of our geographic regions which helped offset more challenging conditions experienced in other markets. We have enhanced our geographic diversity through our successful completion of the acquisition of Polygon Northwest Homes. Today marks the first full day of operations in Seattle and Portland, and the Company now owns or controls over 18,000 lots across 11 core markets in six states.” Mr. Zaist continued, “We believe we now have the second largest market share in the Seattle and Portland markets, and we believe the increase in revenues and anticipated improvement in operating leverage will be accretive to shareholders on an earnings basis.”

Acquisition of Polygon Homes

On August 12, 2014, we acquired the residential homebuilding business of Polygon Northwest Homes, funding the acquisition with a combination of the proceeds from the issuance of $300.0 million of senior unsecured notes due 2022, $120.0 million of borrowings from a one-year senior unsecured credit facility and cash on hand, including proceeds from certain land banking arrangements. Our Seattle and Portland operations will operate as two new divisions of the company under the Polygon brand name, adding 12 active new home communities as of the closing date and over 4,600 lots owned and controlled.

Polygon Northwest Homes has operated in the Pacific Northwest region for over 20 years, delivering approximately 16,000 homes during such time period and establishing a strong reputation for quality and customer satisfaction. During 2013, Polygon Northwest Homes delivered 791 homes, produced homebuilding revenues of approximately $290.1 million and a gross margin of 27.1%. Average sales prices of homes delivered during 2013 were $436,000 and $254,000 in Seattle and Portland, respectively, with a focus on targeting primarily first- and second-time move-up buyers.

Balance Sheet Update

At quarter end, cash, cash equivalents and restricted cash totaled $103.3 million, real estate inventories totaled $931.2 million and total debt was $616.6 million. Net debt to net book capitalization was 52.1%, and total debt to total book capitalization was 56.6% at June 30, 2014.

In connection with the financing of the Polygon acquisition in August 2014, the Company issued $300 million in aggregate principal amount of senior notes due 2022 and borrowed approximately $120 million under a new one-year senior unsecured credit facility.

Conference Call

The Company will host a conference call to discuss these results today, Wednesday, August 13, 2014 at 9:00 a.m. Pacific Time. The call will be available via both the telephone at (877) 415-3185 or (857)

244-7328, passcode #66260148, or through the Company’s website at www.lyonhomes.com in the Investor Relations section of the site. A replay of the call will be available through August 27, 2014 by dialing (888) 286-8010 or (617) 801-6888, passcode #58888157. A webcast replay of the call will also be available on the Company’s website approximately two hours after the broadcast.

About William Lyon Homes

William Lyon Homes is one of the largest Western U.S. regional homebuilders. Headquartered in Newport Beach, California, the Company is primarily engaged in the design, construction, marketing and sale of single-family detached and attached homes in California, Arizona, Nevada, Colorado, Washington and Oregon. Its core markets include Orange County, Los Angeles, San Diego, the San Francisco Bay Area, Phoenix, Las Vegas, Denver, Seattle and Portland. The Company has a distinguished legacy of more than 58 years of homebuilding operations, over which time it has sold in excess of 93,000 homes. The Company markets and sells its homes under the William Lyon Homes brand in all of its markets except for Colorado, where the Company operates under the Village Homes brand, and Washington and Oregon, where the Company operates under the Polygon Northwest brand.

Certain statements contained in this release that are not historical information contain forward-looking statements.  The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied.  Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate.  Factors that may impact such forward-looking statements include, among others: our ability to realize the anticipated benefits from the acquisition of the residential homebuilding business of Polygon Northwest Homes; our ability to integrate successfully the Polygon Northwest Homes operation with our existing operations; any adverse effect on our business operations, or those of Polygon Northwest Homes, following consummation of the acquisition; worsening in general economic conditions either nationally or in regions in which we operate; worsening in markets for residential housing; decline in real estate values resulting in impairment of our real estate assets; volatility in the banking industry and credit markets; terrorism or other hostilities involving the United States; whether an ownership change occurred that could, under certain circumstances, have resulted in the limitation of our ability to offset prior years’ taxable income with net operating losses; changes in mortgage and other interest rates; conditions in the capital, credit and financial markets, including mortgage lending standards and the availability of mortgage financing; changes in generally accepted accounting principles or interpretations of those principles; changes in prices of homebuilding materials; the availability of labor and homebuilding materials; adverse weather conditions; competition for home sales from other sellers of new and resale homes; cancellations and our ability to realize our backlog; the occurrence of events such as landslides, soil subsidence and earthquakes that are uninsurable, not economically insurable or not subject to effective indemnification agreements; changes in governmental laws and regulations; inability to comply with financial and other covenants under our debt instruments; whether we are able to refinance the outstanding balances of our debt obligations at their maturity; anticipated tax refunds; limitations on our ability to utilize our tax attributes; limitations on our ability to reverse any remaining portion of our valuation allowance with respect to our deferred tax assets; the timing of receipt of regulatory approvals and the opening of projects; the impact of construction defect, product liability and home warranty claims, including the adequacy of self-insurance accruals, and the applicability and sufficiency of our insurance coverage; and the availability and cost of land for future development.

Polygon Northwest Homes’ financial statements as of and for the quarter ended June 30, 2014 are not yet available, and its independent auditors have not completed their review of Polygon Northwest Homes’ results for the second quarter. The preliminary results set forth herein are certain preliminary estimates of the results of operations for PolygonNorthwest Homes’ second quarter, though actual results may differ materially from these estimates due to the completion of Polygon Northwest Homes’ financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the second quarter are finalized.

Investor/Media Contacts:
Larry Clark
Financial Profiles, Inc.
(310) 622-8223
WLH@finprofiles.com

Lisa Mueller
Financial Profiles, Inc.
(310) 622-8231
WLH@finprofiles.com

WILLIAM LYON HOMES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except number of shares and per share data)
(unaudited)

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013

Operating revenue
Home sales	$168,157	$120,648
Lots, land and other sales	1,711	3,248
Construction services	9,941	7,542
	179,809	131,438
Operating costs
Cost of sales — homes	(128,306)	(96,647)
Cost of sales — lots, land and other	(1,320)	(2,838)
Construction services	(8,405)	(5,299)
Sales and marketing	(8,924)	(6,135)
General and administrative	(11,019)	(9,292)
Amortization of intangible assets	(502)	(360)
Other	(729)	(566)
	(159,205)	(121,137)
Operating income	20,604	10,301
Interest expense, net of amounts capitalized	—	(1,267)
Other income, net	354	56
Income before provision for income taxes	20,958	9,090
Provision for income taxes	(6,206)	(10)
Net income	14,752	9,080
Less: Net income attributable to noncontrolling interests	(2,467)	(1,686)
Net income attributable to William Lyon Homes	12,285	7,394
Preferred stock dividends	—	(544)
Net income available to common stockholders	$12,285	$6,850
Income per common share:
Basic	$0.39	$0.31
Diluted	$0.38	$0.29
Weighted average common shares outstanding:
Basic	31,224,252	22,103,841
Diluted	32,750,108	23,309,419

WILLIAM LYON HOMES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except number of shares and per share data)
(unaudited)

	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013

Operating revenue
Home sales	$308,456	$197,082
Lots, land and other sales	1,711	3,248
Construction services	19,593	11,961
	329,760	212,291
Operating costs
Cost of sales — homes	(234,518)	(159,975)
Cost of sales — lots, land and other	(1,320)	(2,838)
Construction services	(16,473)	(9,337)
Sales and marketing	(15,482)	(10,803)
General and administrative	(23,155)	(17,816)
Amortization of intangible assets	(1,120)	(982)
Other	(1,291)	(1,051)
	(293,359)	(202,802)
Operating income	36,401	9,489
Interest expense, net of amounts capitalized	—	(2,551)
Other income, net	473	143
Income before reorganization items	36,874	7,081
Reorganization items, net	—	(464)
Income before provision for income taxes	36,874	6,617
Provision for income taxes	(10,780)	(10)
Net income	26,094	6,607
Less: Net income attributable to noncontrolling interests	(5,112)	(1,761)
Net income attributable to William Lyon Homes	20,982	4,846
Preferred stock dividends	—	(1,528)
Net income available to common stockholders	$20,982	$3,318
Income per common share:
Basic	$0.67	$0.18
Diluted	$0.64	$0.17
Weighted average common shares outstanding:
Basic	31,159,422	18,297,264
Diluted	32,669,560	19,159,912

WILLIAM LYON HOMES
CONSOLIDATED BALANCE SHEETS
(in thousands, except number of shares and par value per share)
(unaudited)

	June 30, 2014	December 31, 2013

	(unaudited)
ASSETS
Cash and cash equivalents	$102,781	$171,672
Restricted cash	504	854
Receivables	21,859	20,839
Real estate inventories
Owned	931,186	671,790
Not owned	—	12,960
Deferred loan costs, net	12,075	9,575
Goodwill	14,209	14,209
Intangibles, net of accumulated amortization of $8,726 as of June 30, 2014 and $7,611 as of December 31, 2013	1,651	2,766
Deferred income taxes, net valuation allowance of $3,195 as of June 30, 2014 and $3,959 as of December 31, 2013	91,853	95,580
Other assets, net	13,778	10,166
Total assets	$1,189,896	$1,010,411
LIABILITIES AND EQUITY
Accounts payable	$31,043	$17,099
Accrued expenses	70,056	60,203
Liabilities from inventories not owned	—	12,960
Notes payable	35,906	38,060
5 3/4% Senior Notes due April 15, 2019	150,000	—
8 1/2% Senior Notes due November 15, 2020	430,732	431,295
	717,737	559,617
Commitments and contingencies
Equity:
William Lyon Homes stockholders’ equity
Preferred stock, par value $0.01 per share, 10,000,000 shares authorized, no shares issued and outstanding as of June 30, 2014 and December 31, 2013, respectively	—	—
Common stock, Class A, par value $0.01 per share; 150,000,000 shares authorized; 28,013,340 and 27,622,283 shares issued, 27,414,186 and 27,216,813 outstanding at June 30, 2014 and December 31, 2013, respectively	280	276
Common stock, Class B, par value $0.01 per share; 30,000,000 shares authorized; 3,813,884 shares issued and outstanding at June 30, 2014 and December 31, 2013	38	38
Additional paid-in capital	312,479	311,863
Retained earnings	136,984	116,002
Total William Lyon Homes stockholders’ equity	449,781	428,179
Noncontrolling interests	22,378	22,615
Total equity	472,159	450,794
Total liabilities and equity	$1,189,896	$1,010,411

WILLIAM LYON HOMES
SELECTED FINANCIAL AND OPERATING INFORMATION
(unaudited)

	Three Months Ended June 30,
	2014	2013
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information
(dollars in thousands)
Homes closed	336	345	(3)%
Home sales revenue	$168,157	$120,648	39%
Cost of sales (excluding interest)	(122,433)	(88,119)	39%
Adjusted homebuilding gross margin (1)	$45,724	$32,529	41%
Adjusted homebuilding gross margin percentage (1)	27.2%	27.0%	1%
Interest in cost of sales	(5,873)	(8,528)	(31)%
Gross margin	$39,851	$24,001	66%
Gross margin percentage	23.7%	19.9%	19%

Number of homes closed
Southern California	180	77	134%
Northern California	28	22	27%
Arizona	55	124	(56)%
Nevada	53	72	(26)%
Colorado	20	50	(60)%
Total	336	345	(3)%

Average sales price of homes closed
Southern California	$630,900	$573,000	10%
Northern California	439,800	346,800	27%
Arizona	267,600	244,400	9%
Nevada	347,000	246,400	41%
Colorado	458,500	417,100	10%
Total	$500,500	$349,700	43%

Number of net new home orders
Southern California	161	104	55%
Northern California	61	24	154%
Arizona	52	137	(62)%
Nevada	69	64	8%
Colorado	45	31	45%
Total	388	360	8%

Average number of sales locations during period
Southern California	10	6	67%
Northern California	6	2	200%
Arizona	6	6	—%
Nevada	9	5	80%
Colorado	7	5	40%
Total	38	24	58%

(1)
Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES
SELECTED FINANCIAL AND OPERATING INFORMATION
(unaudited)

	Six Months Ended June 30,
	2014	2013
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Selected Financial Information
(dollars in thousands)
Homes closed	612	613	—%
Home sales revenue	$308,456	$197,082	57%
Cost of sales (excluding interest)	(223,992)	(146,815)	53%
Adjusted homebuilding gross margin (1)	$84,464	$50,267	68%
Adjusted homebuilding gross margin percentage (1)	27.4%	25.5%	7%
Interest in cost of sales	(10,526)	(13,160)	(20)%
Gross margin	$73,938	$37,107	99%
Gross margin percentage	24.0%	18.8%	28%

Number of homes closed
Southern California	305	99	208%
Northern California	71	53	34%
Arizona	105	224	(53)%
Nevada	100	138	(28)%
Colorado	31	99	(69)%
Total	612	613	—%

Average sales price of homes closed
Southern California	$656,600	$548,200	20%
Northern California	425,400	333,000	28%
Arizona	266,600	231,800	15%
Nevada	355,400	235,500	51%
Colorado	465,700	411,500	13%
Total	$504,000	$321,500	57%

Number of net new home orders
Southern California	353	172	105%
Northern California	102	77	32%
Arizona	115	230	(50)%
Nevada	151	162	(7)%
Colorado	67	80	(16)%
Total	788	721	9%

Average number of sales locations during period
Southern California	10	5	100%
Northern California	5	2	150%
Arizona	6	6	—%
Nevada	9	5	80%
Colorado	6	5	20%
Total	36	23	57%

(1)
Adjusted homebuilding gross margin is a financial measure that is not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). It is used by management in evaluating operating performance and in making strategic decisions regarding sales pricing, construction and development pace, product mix and other operating decisions. We believe this information is meaningful as it isolates the impact that interest has on homebuilding gross margin and allows investors to make better comparisons with our competitors.

WILLIAM LYON HOMES
SELECTED FINANCIAL AND OPERATING INFORMATION
(unaudited)

	As of June 30,
	2014	2013
	Consolidated	Consolidated	Percentage %
	Total	Total	Change
Backlog of homes sold but not closed at end of period
Southern California	217	105	107%
Northern California	68	52	31%
Arizona	73	177	(59)%
Nevada	123	114	8%
Colorado	63	63	—%
Total	544	511	6%

Dollar amount of homes sold but not closed at end of period (in thousands)
Southern California	$135,182	$78,541	72%
Northern California	27,976	20,644	36%
Arizona	19,772	46,461	(57)%
Nevada	90,249	35,302	156%
Colorado	30,149	25,809	17%
Total	$303,328	$206,757	47%

Lots owned and controlled at end of period
Lots owned
Southern California	1,212	1,161	4%
Northern California	1,105	368	200%
Arizona	5,305	5,820	(9)%
Nevada	2,971	2,771	7%
Colorado	1,021	456	124%
Total	11,614	10,576	10%

Lots controlled
Southern California	1,069	525	104%
Northern California	544	689	(21)%
Arizona	228	1,616	(86)%
Nevada	92	192	(52)%
Colorado	208	263	(21)%
Total	2,141	3,285	(35)%

Total lots owned and controlled
Southern California	2,281	1,686	35%
Northern California	1,649	1,057	56%
Arizona	5,533	7,436	(26)%
Nevada	3,063	2,963	3%
Colorado	1,229	719	71%
Total	13,755	13,861	(1)%

WILLIAM LYON HOMES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited)

SELECTED FINANCIAL DATA (dollars in thousands):

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013

Net income attributable to William Lyon Homes	$12,285	$7,394	$20,982	$4,846
Net cash used in operating activities	(32,805)	(56,235)	$(202,541)	$(66,695)
Interest incurred	11,919	7,849	$21,314	$15,000
Adjusted EBITDA (1)	$26,545	$18,932	$46,825	$23,525
Adjusted EBITDA Margin (2)	14.8%	14.4%	14.2%	11.1%
Ratio of adjusted EBITDA to interest incurred	2.2	2.4	2.2	1.6

Balance Sheet Data
			June 30, 2014	December 31, 2013

Cash, cash equivalents and restricted cash			$103,285	$172,526

Total William Lyon Homes stockholders’ equity			449,781	428,179
Noncontrolling interest			22,378	22,615
Total debt			616,638	469,355
Total book capitalization			$1,088,797	$920,149

Ratio of debt to total book capitalization			56.6%	51.0%
Ratio of debt to total book capitalization (net of cash)			52.1%	39.7%

(1)
Adjusted EBITDA means net income (loss) attributable to William Lyon Homes plus (i) provision for income taxes, (ii) interest expense, (iii) amortization of capitalized interest included in cost of sales, (iv) stock based compensation, and (v) depreciation and amortization. Other companies may calculate adjusted EBITDA differently. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. GAAP. Adjusted EBITDA is presented herein because management believes the presentation of adjusted EBITDA provides useful information to the Company’s investors regarding the Company’s financial condition and results of operations because adjusted EBITDA is a widely utilized indicator of a company's operating performance. Adjusted EBITDA should not be considered as an alternative for net (loss) income, cash flows from operating activities and other consolidated income or cash flow statement data prepared in accordance with accounting principles generally accepted in the United States or as a measure of profitability or liquidity. A reconciliation of net (loss) income attributable to William Lyon Homes to adjusted EBITDA is provided as follows:

	Three Months Ended June 30, 2014	Three Months Ended June 30, 2013	Six Months Ended June 30, 2014	Six Months Ended June 30, 2013
Net income (loss) attributable to
William Lyon Homes	$12,285	$7,394	$20,982	$4,846
Provision for income taxes	6,206	10	10,780	10
Interest expense
Interest incurred	11,919	7,849	21,314	15,000
Interest capitalized	(11,919)	(6,582)	(21,314)	(12,449)
Amortization of capitalized interest included in cost of sales	5,873	8,528	10,526	13,160
Stock based compensation	843	1,016	1,854	1,327
Loss on sale of fixed assets	—	4	—	4
Depreciation and amortization	1,338	713	2,683	1,627
Adjusted EBITDA	$26,545	$18,932	$46,825	$23,525

(2) Calculated as Adjusted EBITDA as a percentage of home sales revenue.